UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)

Date of Report (Date of earliest event reported) April 6, 2005

SOLECTRON CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-11098 (Commission File Number)	94-2447045 (IRS Employer Identification No.)

847 Gibraltar Drive, Milpitas, California (Address of principal executive offices)	95035 (Zip Code)

Registrant’s telephone number, including area code: (408) 957-8500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations
ITEM 1.01 Entry into a Material Definitive Agreement
SIGNATURES

SECTION 1 — Registrant’s Business and Operations

ITEM 1.01 Entry into a Material Definitive Agreement

As previously disclosed by Solectron on Form 8-K filed on January 19, 2005, we updated our form of executive employment agreement for Craig London, Marty Neese, Kevin O’Connor, Kiran Patel and David Purvis. For purposes of maintaining consistency in the change of control provisions in the employment agreements of all of our executive officers, the employment agreements for Michael Cannon and Marc Onetto have been amended as described below.

1. Amendment to Michael Cannon Employment Agreement

On April 6, 2005, we amended the employment agreement with Michael Cannon, our President and Chief Executive Officer and a member of our Board of Directors, which was originally entered into on January 6, 2003. The amendment provides the following additional provision: if Mr. Cannon is terminated by us for reasons other than “cause” or Mr. Cannon resigns for “good reason” within 12 months following our “change in control” (as each term is defined in the employment agreement), all outstanding shares of restricted stock granted after January 6, 2003 (other than those granted under his employment agreement) with an issue price per share equal to the par value of our common stock will vest and be released from our right to repurchase or reacquire such shares.

All of the original material terms of Mr. Cannon’s employment agreement remain in full force and effect. Mr. Cannon’s entire original employment agreement was filed as an exhibit to our Form 10-Q filed on April 14, 2003.

2. Amendment to Marc Onetto Employment Agreement

On April 6, 2005, we amended the employment agreement with Marc Onetto, our Executive Vice President, Operations, which was originally entered into on June 18, 2003. The amendment provides the following additional provision: if Mr. Onetto is terminated for reasons other than “cause” or “disability” or he resigns for good reason within 12 months following our “change in control,” (as each term is defined in the employment agreement) (i) all options granted to Mr. Onetto after June 18, 2003 (other than those granted under his employment agreement) will become fully vested and exercisable, and (ii) all outstanding shares of restricted stock granted after June 18, 2003 (other than those granted under his employment agreement) with an issue price per share equal to the par value of our common stock will vest and be released from our right to repurchase or reacquire such shares.

All of the original material terms of Mr. Onetto’s employment agreement remain in full force and effect. Mr. Onetto’s entire original employment agreement was filed as an exhibit to our Form 10-K filed on November 14, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2005	Solectron Corporation
/s/ Warren Ligan
Warren Ligan
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)